                                                                EXHIBIT (14)(B)



                          INDEPENDENT AUDITORS' CONSENT


         We consent to the use in this Registration Statement on Form N-14 of Eaton Vance Investment Trust (1933 Act File No. 33-1121) of our reports each dated April 30, 1999 on the financial statements, supplementary data and financial highlights of Eaton Vance Michigan Limited Maturity Municipals Fund and Michigan Limited Maturity Municipals Portfolio included in the March 31, 1999 Annual Report to Shareholders of the Funds.

         We also consent to the reference to our Firm under the heading "State Funds Financial Highlights" in the Prospectus.


                                             /s/ Deloitte & Touche LLP
                                             DELOITTE & TOUCHE LLP

August 23, 1999
Boston, Massachusetts